EXHIBIT 16.1

June 24, 2005



U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Cadus Corporation
    U.S. Securities and Exchange Commission File No. 0-28674

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Cadus Corporation dated June 23, 2005, and agree with the statements concerning our Firm contained in the first, second, third and fourth paragraphs therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.

Very truly yours,


/s/Grant Thornton LLP
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